Exhibit 10.1(g)

DATED	14 November 2005

(1) EVOLVING SYSTEMS HOLDINGS, INC.

(as Company)

- and -

(2) CAPITALSOURCE FINANCE LLC

(as Collateral Agent)

CHARGE OVER SHARES

(UK Secured Obligations)

CONTENTS

1.	DEFINITIONS AND INTERPRETATION

2.	COVENANT TO PAY

3.	GRANT OF SECURITY

4.	CONTINUING SECURITY

5.	LIABILITY OF THE COMPANY RELATING TO SECURITY ASSETS

6.	REPRESENTATIONS

7.	UNDERTAKINGS BY THE COMPANY

8.	RIGHTS AND OBLIGATIONS IN RESPECT OF CHARGED INVESTMENTS

9.	POWER TO REMEDY

10.	WHEN SECURITY BECOMES ENFORCEABLE

11.	ENFORCEMENT OF SECURITY

12.	RECEIVER

13.	POWERS OF RECEIVER

14.	APPLICATION OF PROCEEDS

15.	SET-OFF

16.	DELEGATION

17.	FURTHER ASSURANCES

18.	POWER OF ATTORNEY

19.	PAYMENTS

20.	STAMP DUTY

21.	COSTS AND EXPENSES

22.	CURRENCIES

23.	INDEMNITY

24.	MISCELLANEOUS

25.	NOTICES

26.	PARTIAL INVALIDITY

27.	RELEASE

28.	COUNTERPARTS

29.	GOVERNING LAW

30.	ENFORCEMENT

SCHEDULE

The Initial Charged Securities

THIS AGREEMENT is made on        2005

BETWEEN

(1)                                  EVOLVING SYSTEMS HOLDINGS, INC., a company incorporated and registered under the laws of Delaware whose principal place of business is at 9777 Pyramid Court, Suite 100, Englewood, C080112 (the “Company”); and

(2)                                  CAPITALSOURCE FINANCE LLC (as collateral agent for the Lender Parties (as defined below)) (in such capacity, the “Collateral Agent”).

IT IS AGREED:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Deed:

(a)                                  terms defined in, or construed for the purposes of, the Revolving Facility Agreement (as defined below) have the same meanings when used in this Deed (unless the same are otherwise defined in this Deed); and

(b)                                 the following terms have the following meanings:

“Act” means the Law of Property Act 1925;

“Charged Investments” means the Charged Securities and all present and future Related Rights accruing to all or any of the Charged Securities;

“Charged Securities” means:

(a)                                  the securities specified in the schedule (The Initial Charged Securities) (“Initial Charged Securities”);

(b)                                 any other stocks, shares, debentures, bonds or other securities of the Company now or in future owned (legally or beneficially) by the Company, held by any nominee, trustee, fiduciary or clearance system on its behalf or in which the Company has an interest at any time; and

(c)                                  any Related Rights which are constituted by any stocks, shares, debentures, bonds, warrants, coupons, negotiable instruments, certificates of deposit or other securities or “investments” (as defined in part II of schedule II to the Financial Services and Markets Act 2000 as in force at the date of this Deed) now or in future owned (legally or beneficially) by the Company, held by any nominee, trustee, fiduciary or clearance system on its behalf or in which the Company has an interest at any time;

“Default Rate” has the meaning ascribed to it in the Revolving Facility Agreement;

“Delegate” means any delegate, sub-delegate, agent, attorney or co-trustee appointed by the Collateral Agent or by a Receiver;

“Party” means a party to this Deed;

“Receiver” means any receiver, receiver and manager or administrative receiver appointed by the Collateral Agent under this Deed;

“Related Rights” means, in relation to any Charged Security:

(a)                                  all dividends, distributions and other income paid or payable on the relevant Charged Security or on any asset referred to in paragraph (b) of this definition; and

(b)                                 all rights, monies or property accruing or offered at any time in relation to such Charged Security whether by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

“Revolving Facility Agreement” means the revolving facility agreement dated the same date as this Deed and made between (1) the Company and (2) CapitalSource Finance LLC, as Agent (including Collateral Agent), Lender and L/C Issuer;

“Security” means the Security Interests created by or pursuant to this Deed;

“Security Assets” means all property and assets from time to time mortgaged, charged or assigned (or expressed to be mortgaged, charged or assigned) by or pursuant to this Deed;

“Security Interest” means any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, security interest, title retention, preferential right or trust arrangement or any other security agreement or arrangement having the effect of security;

“Security Period” means the period beginning on the date of this Deed and ending on the date on which:

(a)                                  all the UK Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and

(b)                                 no Lender Party has any further commitment, obligation or liability under or pursuant to the Loan Documents.

“Share Pledge (US)” means the share pledge made between (1) Evolving Systems Holdings, Inc. and (2) CapitalSource Finance LLC (as Collateral Agent) and dated the same date as this deed and securing the obligations under the Term Loan Agreement;

“Term Loan Agreement” means the term loan facility dated the same date as this Deed and made between (1) Evolving Systems Inc., Telecom Software Enterprises, LLC and the Company, (2) CapitalSource Finance LLC, in its capacities as Agent (including Collateral Agent) and (3) the Lenders from time to time a party thereto;

“UK Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or alone or in any other capacity whatsoever) of the Company to CapitalSource Finance LLC. and/or the other Lender Parties (or any of them) under or pursuant to the Revolving Facility Agreement (including all monies covenanted to be paid under this Deed), provided that no obligation or liability shall be included in the definition of “UK Secured

Obligations” to the extent that, if it were so included, this Deed (or any part of it) would constitute unlawful financial assistance within the meaning of sections 151 and 152 of the Companies Act 1985 and provided further that the UK Secured Obligations shall not include any “Obligations” as defined in the Term Loan Agreement or as arising under any of the Loan Documents (as defined in the Term Loan Agreement).

1.2                               Interpretation

(a)                                  Unless a contrary indication appears, any reference in this Deed to:

(i)                                     the “Company”, the “Collateral Agent” or any other “Lender Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “this Deed”, the “Revolving Facility Agreement”, any other “Loan Document” or any other agreement or instrument shall be construed as a reference to this Deed, the Revolving Facility Agreement, such other Loan Document or such other agreement or instrument as amended, supplemented, novated and/or replaced in any manner from time to time (even if any of the same increases the obligations of the Company or provides for further advances);

(iii)                               “assets” includes any present and future properties, revenues and rights of every description and includes uncalled capital;

(iv)                              an Event of Default that is “continuing” shall be construed as meaning an Event of Default that has not been waived in writing by the Agent nor remedied to the satisfaction of the Agent;

(v)                                 “including” or “includes” means including or includes without limitation;

(vi)                              “UK Secured Obligations” includes obligations and liabilities which would be treated as such but for the liquidation or dissolution of or similar event affecting the Company;

(vii)                           a provision of law is a reference to that provision as amended or re-enacted; and

(viii)                        the singular includes the plural and vice versa.

(b)                                 References to clauses and the schedule are to be construed, unless otherwise stated, as references to clauses and the schedule of this Deed and references to this Deed include its schedule.

(c)                                  Clause and schedule headings are for convenience only and shall not affect the construction of this Deed.

(d)                                 Each undertaking of the Company (other than a payment obligation) contained in this Deed must be complied with at all times during the Security Period and is given by the Company for the benefit of the Collateral Agent and each other Lender Party.

(e)                                  If the Collateral Agent or the Agent reasonably considers that an amount paid by the Company to a Lender Party under a Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the Company, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

(f)                                    The Parties intend that this document shall take effect as a deed notwithstanding the fact that a Party may only execute this document under hand.

1.3                               Trust

All Security Interests and dispositions made or created and all obligations and undertakings contained in this Deed to, in favour of or for the benefit of the Collateral Agent are made, created and entered into in favour of the Collateral Agent as trustee for the Lender Parties from time to time on the terms of the Revolving Facility Agreement.

1.4                               Third party rights

A person who is not a Party shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.

2.                                      COVENANT TO PAY

2.1                               Covenant to pay

(a)                                  The Company covenants in favour of the Collateral Agent that it will pay and discharge the UK Secured Obligations from time to time when they fall due subject to any applicable grace periods provided for in the applicable Loan Documents.

(b)                                 Every payment by the Company of a UK Secured Obligation which is made to or for the benefit of a Lender Party to which that UK Secured Obligation is due and payable in accordance with the Loan Document under which such sum is payable to that Lender Party shall operate in satisfaction to the same extent of the covenant contained in clause 2.1(a).

2.2                               Default interest

(a)                                  Any amount which is not paid under this Deed when due shall bear interest (both before and after judgment and payable on demand) from the due date until the date on which such amount is unconditionally and irrevocably paid and discharged in full on a daily basis at the rate and in the manner agreed in the Loan Document under which such amount is payable and, in the absence of such agreement, at the Default Rate from time to time.

(b)                                 Default interest will accrue from day to day and will be charged in accordance with the Revolving Facility Agreement.

3.                                      GRANT OF SECURITY

3.1                               Nature of security

All Security Interests and dispositions created or made by or pursuant to this Deed are created or made:

(a)                                  in favour of the Collateral Agent;

(b)                                 with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994 (but subject to the Share Pledge (US)); and

(c)                                  as continuing security for payment of the UK Secured Obligations.

3.2                               Charged Investments

The Company charges and agrees to charge all of its present and future right, title and interest in and to the following assets which are at any time owned by the Company, or in which it from time to time has an interest:

(a)                                  by way of first fixed charge the Charged Securities referred to in the schedule (The Initial Charged Securities (but subject to the grant of the Security Interests pursuant to the Share Pledge (US)); and

(b)                                 by way of first fixed charge all other Charged Securities (not charged by clause 3.2(a)),

in each case, together with:

(c)                                  all Related Rights from time to time accruing to those Charged Securities; and

(d)                                 all rights which the Company may have at any time against any clearance or settlement system or any custodian in respect of any Charged Investments.

4.                                      CONTINUING SECURITY

4.1                               Continuing security

The Security is continuing and will extend to the ultimate balance of the UK Secured Obligations regardless of any intermediate payment or discharge in whole or in part.  This Deed shall remain in full force and effect as a continuing security for the duration of the Security Period.

4.2                               Additional and separate security

This Deed is in addition to, without prejudice to, and shall not merge with, any other right, remedy, guarantee or Security Interest which the Collateral Agent and/or any other Lender Party may at any time hold for any Secured Obligation.

4.3                               Right to enforce

This Deed may be enforced against the Company without the Collateral Agent and/or any other Lender Party first having recourse to any other right, remedy, guarantee or Security Interest held by or available to it or any of them.

5.                                      LIABILITY OF THE COMPANY RELATING TO SECURITY ASSETS

Notwithstanding anything contained in this Deed or implied to the contrary, the Company remains liable to observe and perform all conditions and obligations assumed by it in relation to the Security Assets.  The Collateral Agent is under no obligation to perform or fulfil any such condition or obligation or to make any payment in respect of such condition or obligation.

6.                                      REPRESENTATIONS

6.1                               General

The Company makes the representations and warranties set out in this clause 6 to the Collateral Agent and to each other Lender Party.

6.2                               No Security Interests

The Security Assets are, or when acquired will be, beneficially owned by the Company free from any Security Interest other than:

(a)                                  as created by this Deed;

(b)                                 as created by the Share Pledge (US); and

(c)                                  as permitted by the Revolving Facility Agreement.

6.3                               No avoidance

This Deed creates the Security Interests which it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Company or otherwise.

6.4                               Ownership of Security Assets

The Company is the sole legal and beneficial owner of all the Security Assets.

6.5                               No proceedings pending or threatened

No litigation, arbitration or administrative proceeding has currently been started, or so far as the Company is aware, threatened in relation to any Security Asset.

6.6                               Charged Securities fully paid

The Charged Securities are fully paid.

6.7                               Entire share capital

The Charged Securities constitute the entire share capital of Evolving Systems Holdings Ltd.

6.8                               Time when representations made

(a)                                  All the representations and warranties in this clause 6 are made by the Company on the date of this Deed and are also deemed to be made by the Company on the date of each Utilisation Request and each Utilisation Date.

(b)                                 Each representation or warranty deemed to be made after the date of this Deed shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

7.                                      UNDERTAKINGS BY THE COMPANY

7.1                               Restrictions on dealing

The Company shall not do or agree to do any of the following without the prior written consent of the Collateral Agent:

(a)                                  create or permit to subsist any Security Interest on any Security Asset (except as permitted under this Deed, the Share Pledge (US) or by the Revolving Facility Agreement);

(b)                                 sell, transfer, lease, lend or otherwise dispose of (whether by a single transaction or a number of transactions and whether related or not) the whole or any part of its interest in any Security Asset other than to its sole shareholder, Evolving Systems, Inc.; or

(c)                                  take or permit the taking of any action which may result in:

(i)                                     the rights attaching to any Security Asset being altered in any respect that is adverse to the interests of the Collateral Agent or Lender; or

(ii)                                  further securities in any relevant company being issued or allotted, without first granting a Lien over such shares in favour of the Collateral Agent.

7.2                               Deposit of documents of title

The Company shall, immediately upon execution of this Deed (or (in relation to any Charged Security acquired after the date of this Deed) as soon as is practicable after its acquisition of such Charged Security) by way of security for the UK Secured Obligations:

(a)                                  deposit with the Collateral Agent (or as the Collateral Agent may direct (but such direction not to be inconsistent with its direction under the Share Pledge (US))) all certificates and other documents of title or evidence of ownership to the Charged Securities and their Related Rights; and

(b)                                 execute and deliver to the Collateral Agent:

(i)                                     instruments of transfer in respect of the Charged Securities (executed in blank and left undated); and/or

(ii)                                  such other documents as the Collateral Agent shall reasonably require to enable it (or its nominees) to be registered as the owner of or otherwise to acquire a legal title to the Charged Securities and their Related Rights (or to pass legal title to any purchaser).

7.3                               Notification

The Company shall:

(a)                                  notify the Collateral Agent within 14 days of receipt of every notice received by it in relation to the Security Assets; and

(b)                                 (if required by the Collateral Agent) shall immediately provide it with a copy of that notice and either (A) comply with such notice or (B) make such objections to it as the Collateral Agent may require or approve.

7.4                               Calls

The Company shall promptly pay all calls or other payments which may become due in respect of the Security Assets and all other outgoings in respect of the Security Assets.

(a)                                  If the Company fails to make such payments, the Collateral Agent may (without prejudice to the rights of the Collateral Agent under clause 9 (Power to remedy)) make such payments on behalf of the Company.

(b)                                 Any sums so paid by the Collateral Agent shall be repayable by the Company to the Collateral Agent on demand together with interest at the Default Rate (both before and after judgment) from the date on which those payments were made by the Collateral Agent and otherwise in accordance with clause 2.2 (Default interest).

7.5                               Compliance with laws

The Company shall comply in all material respects with all obligations in relation to the Security Assets under any present or future law, regulation, order or instrument or under bye-laws, regulations or requirements of any competent authority or other approvals, licences and consents.

7.6                               Information

(a)                                  The Company shall provide the Collateral Agent with all information which it may reasonably request in relation to the Security Assets.

(b)                                 Without limiting its obligations under clause 7.6(a), the Company shall comply with all requests for information within its knowledge relating to a Security Asset which are made under section 212 of the Companies Act 1985 or which could be made under section 212 if the relevant company were a public limited company or under any similar provision relating to the Security Assets and, if it fails to do so, the Collateral Agent may provide such information as it may have on behalf of the Company.

7.7                               Not prejudice

The Company shall not do, cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice any material portion of the Security Assets (or make any omission which has such an effect).

8.                                      RIGHTS AND OBLIGATIONS IN RESPECT OF CHARGED INVESTMENTS

8.1                               Before Default

Unless a Default occurs and is continuing, the Company shall be entitled to:

(a)                                  receive and retain all dividends, distributions and other monies paid on or derived from the Charged Securities; and

(b)                                 exercise all voting and other rights and powers attaching to the Charged Securities, provided that it must not do so in a manner which:

(i)                                     has the effect of changing the terms of the Charged Securities (or any class of them) or of any Related Rights; or

(ii)                                  is prejudicial to the interests of the Collateral Agent and/or the other Lender Parties under this Deed.

8.2                               Rights in respect of Charged Investments following an Event of Default

At any time following the occurrence of an Event of Default which is continuing, the Collateral Agent may complete the instrument(s) of transfer for all or any Charged Securities on behalf of the Company in favour of itself or such other person as it may select.

8.3                               Exoneration of the Collateral Agent

At any time when any Charged Security is registered in the name of the Collateral Agent or its nominee, the Collateral Agent shall be under no duty to:

(a)                                  ensure that any dividends, distributions or other monies payable in respect of such Charged Security are duly and promptly paid or received by it or its nominee; or

(b)                                 verify that the correct amounts are paid or received; or

(c)                                  take any action in connection with the taking up of any (or any offer of any) Related Rights in respect of or in substitution for such Charged Security.

9.                                      POWER TO REMEDY

9.1                               Power to remedy

If at any time the Company does not comply with any of its obligations under this Deed, the Collateral Agent (without prejudice to any other rights arising as a consequence of such non-compliance) shall be entitled (but not bound) to rectify that default.  The Company irrevocably authorises the Collateral Agent and its employees and agents by way of security to do all things which are necessary or desirable to rectify that default.

9.2                               Mortgagee in possession

The exercise of the powers of the Collateral Agent under this clause 9 shall not render it or any other Lender Party liable as a mortgagee in possession.

9.3                               Monies expended

The Company shall pay to the Collateral Agent on demand any monies which are expended by the Collateral Agent in exercising its powers under this clause 9, together with interest at the Default Rate from the date on which those monies were expended by the Collateral Agent (both before and after judgment) and otherwise in accordance with clause 2.2 (Default interest).

10.                               WHEN SECURITY BECOMES ENFORCEABLE

10.1                        When enforceable

This Security shall become immediately enforceable upon the occurrence of an Event of Default and shall remain so for so long as such Event of Default is continuing.

10.2                        Statutory powers

The power of sale and other powers conferred by section 101 of the Act (as amended or extended by this Deed) shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and for so long as such Event of Default is continuing.

10.3                        Enforcement

After this Security has become enforceable, the Collateral Agent may in its absolute discretion enforce all or any part of the Security in such manner as it sees fit.

11.                               ENFORCEMENT OF SECURITY

11.1                        General

For the purposes of all powers implied by statute, the UK Secured Obligations are deemed to have become due and payable on the date of this Deed.  Sections 93 and 103 of the Act shall not apply to the Security.

11.2                        Powers of Collateral Agent

At any time after the Security becomes enforceable, the Collateral Agent may without further notice (unless required by law):

(a)                                  (or if so requested by the Company by written notice at any time may) appoint any person or persons to be a receiver, receiver, and manager or administrative receiver of all or any part of the Security Assets and/or of the income of the Security Assets; and/or

(b)                                 appoint or apply for the appointment of any person who is appropriately qualified as administrator of the Company; and/or

(c)                                  exercise all or any of the powers conferred on mortgagees by the Act (as amended or extended by this Deed) and/or all or any of the powers which are conferred by this Deed on a Receiver, in each case without first appointing a Receiver or notwithstanding the appointment of any Receiver; and/or

(d)                                 exercise (in the name of the Company and without any further consent or authority of the Company) any voting rights and any powers or rights which may be exercised by the person(s) in whose name the Security Assets are registered or who is the holder of any of them.

11.3                        Redemption of prior mortgages

At any time after the Security has become enforceable, the Collateral Agent may:

(a)                                  redeem any prior Security Interest against any Security Asset; and/or

(b)                                 procure the transfer of that Security Interest to itself; and/or

(c)                                  settle and pass the accounts of the holder of any prior Security Interest and any accounts so settled and passed shall be conclusive and binding on the Company.

All principal, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Company to the Collateral Agent on demand.

11.4                        Privileges

Each Receiver and the Collateral Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that section 103 of the Act does not apply.

11.5                        No liability

(a)                                  Neither the Collateral Agent, any other Lender Party nor any Receiver shall be liable (a) in respect of all or any part of the Security Assets or (b) for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, its or his respective powers (unless such loss or damage is caused by its or his gross negligence or wilful misconduct).

(b)                                 Without prejudice to the generality of clause 11.5(a), neither the Collateral Agent, any other Lender Party nor any Receiver shall be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

11.6                        Protection of third parties

No person (including a purchaser) dealing with the Collateral Agent or any Receiver or Delegate will be concerned to enquire:

(a)                                  whether the UK Secured Obligations have become payable; or

(b)                                 whether any power which the Collateral Agent or the Receiver is purporting to exercise has become exercisable; or

(c)                                  whether any money remains due under any Loan Document; or

(d)                                 how any money paid to the Collateral Agent or to the Receiver is to be applied.

12.                               RECEIVER

12.1                        Removal and replacement

The Collateral Agent may from time to time remove any Receiver appointed by it (subject, in the case of an administrative receivership, to section 45 of the Insolvency Act 1986) and, whenever it may deem appropriate, may appoint a new Receiver in the place of any Receiver whose appointment has terminated.

12.2                        Multiple Receivers

If at any time there is more than one Receiver of all or any part of the Security Assets and/or the income of the Security Assets, each Receiver shall have power to act individually (unless otherwise stated in the appointment document).

12.3                        Remuneration

Any Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Collateral Agent (or, failing such agreement, to be fixed by the Collateral Agent).

12.4                        Payment by Receiver

Only monies actually paid by a Receiver to the Collateral Agent in relation to the UK Secured Obligations shall be capable of being applied by the Collateral Agent in discharge of the UK Secured Obligations.

12.5                        Agent of Company

Any Receiver shall be the agent of the Company.  The Company shall (subject to the Companies Act 1985 and the Insolvency Act 1986) be solely responsible for his acts and defaults and for the payment of his remuneration.  No Lender Party shall incur any liability (either to the Company or to any other person) by reason of the appointment of a Receiver or for any other reason.

13.                               POWERS OF RECEIVER

13.1                        General powers

Any Receiver shall have:

(a)                                  all the powers which are conferred by the Act on mortgagees in possession and receivers appointed under the Act;

(b)                                 (whether or not he is an administrative receiver) all the powers which are listed in schedule 1 of the Insolvency Act 1986; and

(c)                                  all powers which are conferred by any other law conferring power on receivers.

13.2                        Additional powers

In addition to the powers referred to in clause 13.1 (General powers), a Receiver shall have the following powers:

(a)                                  to take possession of, collect and get in all or any part of the Security Assets and/or income in respect of which he was appointed;

(b)                                 to manage the Security Assets as he thinks fit;

(c)                                  to redeem any security and to borrow or raise any money and secure the payment of any money in priority to the UK Secured Obligations for the purpose of the exercise of his powers and/or defraying any costs or liabilities incurred by him in such exercise;

(d)                                 to sell or concur in selling or otherwise disposing of all or any part of the Security Assets in respect of which he was appointed without the need to observe the restrictions imposed by section 103 of the Act.  The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration (and the amount of such consideration may be dependent upon profit or turnover or be determined by a third party).  Any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit;

(e)                                  to carry out any sale or other disposal of all or any part of the Security Assets by conveying, transferring, assigning or leasing the same in the name of the Company and, for that purpose, to enter into covenants and other contractual obligations in the name of, and so as to bind, the Company;

(f)                                    to take any such proceedings (in the name of the Company or otherwise) as he shall think fit in respect of the Security Assets and/or income in respect of which he was appointed (including proceedings for recovery of rent or other monies in arrears at the date of his appointment);

(g)                                 to enter into or make any such agreement, arrangement or compromise as he shall think fit;

(h)                                 to insure, and to renew any insurances in respect of, the Security Assets as he shall think fit (or as the Collateral Agent shall direct);

(i)                                     to appoint and employ such managers and officers and engage such professional advisers as he shall think fit (including, without prejudice to the generality of the foregoing power, to employ his partners and firm); and

(j)                                     to:

(i)                                     give valid receipts for all monies and to do all such other things as may seem to him to be incidental or conducive to any other power vested in him or necessary or desirable for the realisation of any Security Asset;

(ii)                                  exercise in relation to each Security Asset all such powers and rights as he would be capable of exercising if he were the absolute beneficial owner of the Security Assets; and

(iii)                               use the name of the Company for any of the above purposes.

14.                               APPLICATION OF PROCEEDS

14.1                        Application

All monies received by the Collateral Agent or any Receiver under or in connection with this Deed or the Security Assets after the Security has become enforceable shall (subject to the rights and claims of any person having a security ranking in priority to the Security) be applied in the following order:

(a)                                  first, in satisfaction of, or provision for, all costs, charges and expenses incurred and payments made by the Collateral Agent, any other Lender Party or any Receiver and of all remuneration due to the Receiver in connection with this Deed or the Security Assets;

(b)                                 secondly, in or towards the satisfaction of the remaining UK Secured Obligations; and

(c)                                  thirdly, in payment of any surplus to the Company or other person entitled to it.

14.2                        Contingencies

If the Security is enforced at a time when no amounts are due under the Loan Documents (but at a time when amounts may become so due), the Collateral Agent or a Receiver may pay the proceeds of any recoveries effected by it into a blocked suspense account.

15.                               SET-OFF

Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and each other Lender Party may (but shall not be obliged to) set off any obligation which is due and payable by the Company under the Loan Documents and unpaid against any obligation (whether or not matured) owed by the Collateral Agent or such other Lender Party to the Company, regardless of the place of payment, booking branch or currency of either obligation provided that no obligation shall be set-off that would constitute unlawful financial assistance within the meaning of Sections 151 and 152 of the Companies Act 1985.

15.1                        Currency

If the obligations are in different currencies, the Collateral Agent or such other Lender Party may convert either obligation at the Agent’s rate of exchange for that currency on the day the provision requires the amount to be converted.

15.2                        Amount

If either obligation is unliquidated or unascertained, the Collateral Agent or such other Lender Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

16.                               DELEGATION

Each of the Collateral Agent and any Receiver may delegate, by power of attorney (or in any other manner) to any person, any right, power or discretion exercisable by it under this Deed upon any terms (including power to sub-delegate) which it may think fit.  Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

17.                               FURTHER ASSURANCES

The Company shall, at its own expense, promptly take whatever action the Collateral Agent or a Receiver may require for:

(a)                                  creating, perfecting or protecting the Security Interests intended to be created by this Deed; and

(b)                                 facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable by the Collateral Agent or any Receiver or Delegate in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Collateral Agent or to its nominees, the giving of any notice, order or direction and the making of any registration which, in any such case, the Collateral Agent may think expedient provided that the Charged Securities shall only be transferred in accordance with clause 8.2 of this Deed.

18.                               POWER OF ATTORNEY

The Company, by way of security, irrevocably and severally appoints the Collateral Agent, each Receiver and any Delegates to be its attorney to take any action which the Company is obliged to take under this Deed, including under clause 17 (Further assurances). The Company ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this clause.

19.                               PAYMENTS

19.1                        Payments

Subject to clause 19.2 (Gross-up), all payments to be made by the Company in respect of this Deed shall be made:

(a)                                  in immediately available funds to the credit of such account as the Collateral Agent may designate; and

(b)                                 without (and free and clear of, and without any deduction for or on account of):

(i)                                     any set-off or counterclaim; or

(ii)                                  except to the extent compelled by law, any deduction or withholding for or on account of Tax.

19.2                        Gross-up

If the Company is compelled by law to make any deduction or withholding from any sum payable under this Deed to the Collateral Agent or any other Lender Party, the sum so payable by the Company shall be increased so as to result in the receipt by the Collateral Agent or such other Lender Party of a net amount equal to the full amount expressed to be payable under this Deed.

20.                               STAMP DUTY

The Company shall:

(a)                                  pay all present and future stamp, registration and similar Taxes or charges which may be payable, or determined to be payable, in connection with the execution, delivery, performance or enforcement of this Deed or any judgment given in connection therewith; and

(b)                                 indemnify the Collateral Agent, each other Lender Party and any Receiver on demand against any and all costs, losses or liabilities (including, without limitation, penalties) with respect to, or resulting from, its delay or omission to pay any such stamp, registration and similar Taxes or charges.

21.                               COSTS AND EXPENSES

21.1                        Transaction and amendment expenses

The Company shall promptly on demand pay to the Collateral Agent and each other Lender Party the amount of all reasonable costs, charges and expenses (including, without limitation, reasonable legal fees, valuation, accountancy and consultancy fees (and any VAT or similar Tax thereon)) incurred by the Collateral Agent or any other Lender Party in connection with:

(a)                                  the negotiation, preparation, printing, execution, registration, perfection and completion of this Deed, the Security or any document referred to in this Deed; or

(b)                                 any actual or proposed amendment or extension of, or any waiver or consent under, this Deed.

21.2                        Enforcement and preservation costs

The Company shall promptly on demand pay to the Collateral Agent, each other Lender Party and any Receiver the amount of all costs, charges and expenses (including, without limitation, legal fees (and any VAT or similar Tax thereon)) incurred by any of them in connection with the enforcement, exercise or preservation (or the attempted enforcement, exercise or preservation) of any of their respective rights under this Deed or any document referred to in this Deed or the Security (including all remuneration of the Receiver).

21.3                        Default interest

Any amount demanded under clause 21.1 (Transaction and amendment expenses) or 21.2 (Enforcement and preservation costs) shall bear interest at the Default Rate (both before and after judgment) from the day on which those costs, charges or expenses were paid, incurred or charged by the relevant person and otherwise in accordance with clause 2.2 (Default interest).

22.                               CURRENCIES

22.1                        Conversion

All monies received or held by the Collateral Agent or any Receiver under this Deed may be converted from their existing currency into such other currency as the Collateral Agent or the Receiver considers necessary or desirable to cover the obligations and liabilities comprised in the UK Secured Obligations in that other currency at the Spot Rate of Exchange.  The Company shall indemnify the Collateral Agent against all costs, charges and expenses incurred in relation to such conversion.  Neither the Collateral Agent nor any Receiver shall have any liability to the Company in respect of any loss resulting from any fluctuation in exchange rates after any such conversion.

22.2                        Currency indemnity

No payment to the Collateral Agent (whether under any judgment or court order or in the liquidation, administration or dissolution of the Company or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made, unless and until the Collateral Agent shall have received payment in full in the currency in which the obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Collateral Agent shall have a further separate cause of action against the Company and shall be entitled to enforce the Security to recover the amount of the shortfall.

23.                               INDEMNITY

The Company shall indemnify the Collateral Agent, each other Lender Party, any Receiver and any attorney, agent or other person appointed by the Collateral Agent under this Deed and the Collateral Agent’s officers and employees (each an “Indemnified Party”) on demand against any cost, loss, liability or expense (however arising) incurred by any Indemnified Party as a result of or in connection with:

(a)                                  anything done or omitted in the exercise or purported exercise of the powers contained in this Deed;

(b)                                 the Security Assets or the use or holding of them by any person ; or

(c)                                  any breach by the Company of any of its obligations under this Deed,

except to the extent a final and non-appealable order or judgment binding on such Indemnified Party of a court of competent jurisdiction determines the same arose out of the gross negligence or wilful misconduct of such Indemnified Party.

24.                               MISCELLANEOUS

24.1                        Appropriation and suspense account

(a)                                  The Collateral Agent may apply all payments received in respect of the UK Secured Obligations in reduction of any part of the UK Secured Obligations in accordance with the Revolving Facility Agreement.

(b)                                 All monies received, recovered or realised by the Collateral Agent under, or in connection with, this Deed may at the discretion of the Collateral Agent be credited to a separate interest bearing suspense account for so long as the Collateral Agent determines (with interest accruing thereon at such rate, if any, as the Collateral Agent may determine for the account of the Company) without the Collateral Agent having any obligation to apply such monies and interest or any part thereof in or towards the discharge of any of the UK Secured Obligations.

24.2                        New accounts

If the Collateral Agent or any other Lender Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent Security Interest (other than as permitted by the Revolving Facility Agreement) affecting any Security Asset and/or the proceeds of sale of any Security Asset, it may open a new account or accounts for the Company. If it does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received such notice. As from that time all payments made to the Collateral Agent or such other Lender Party will be credited or be treated as having been credited to the new account and will not operate to reduce any amount of the UK Secured Obligations.

24.3                        Changes to the Parties

(a)                                  The Company may not assign any of its rights under this Deed.

(b)                                 The Collateral Agent may assign or transfer all or any part of its rights under this Deed pursuant to the resignation or removal of the Collateral Agent in accordance with the Revolving Facility Agreement.  The Company shall, immediately upon being requested to do so by the Collateral Agent, enter into such documents as may be necessary or desirable to effect such assignment or transfer.

24.4                        Tacking

(a)                                  Each Finance Party shall perform its obligations under the Revolving Facility Agreement (including any obligation to make available further advances).

(b)                                 This Deed secures advances already made and further advances to be made.

24.5                        Amendments and waivers

Any provision of this Deed may be amended only if the Collateral Agent and the Company so agree in writing and any breach of this Deed may be waived before or after it occurs only if the Collateral Agent so agrees in writing. A waiver given or consent granted by the Collateral

Agent under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

24.6                        Calculations and certificates

A certificate of the Collateral Agent specifying the amount of any UK Secured Obligation due from the Company (including details of any relevant calculation thereof) shall be prima facie evidence of such amount against the Company in the absence of manifest error.

24.7                        Waiver, rights and remedies

No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent (or any other Lender Party), any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy.  The rights and remedies provided are cumulative and not exclusive of any rights or remedies provided by law.

25.                               NOTICES

25.1                        Revolving Facility Agreement

Clause 12.5 of the Revolving Facility Agreement (Notice) (relating to all communications to be made under the Revolving Facility Agreement) is incorporated into this Deed as if fully set out in this Deed except that references to the Revolving Facility Agreement shall be construed as references to this Deed.  The address and fax numbers of each Party for all communications or documents given under or in connection with this Deed are those identified with its name below or those subsequently notified from time to time by the relevant Party for the purposes of the Revolving Facility Agreement to the Agent (or, in the case of the Agent, by it to the other parties to the Revolving Facility Agreement).

25.2                        No deemed notice to Collateral Agent

Any notice to the Collateral Agent shall be deemed to have been given only on actual receipt by the Collateral Agent.

26.                               PARTIAL INVALIDITY

All the provisions of this Deed are severable and distinct from one another and if at any time any provision is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of any of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.                               RELEASE

27.1                        Release

Upon the expiry of the Security Period (but not otherwise) the Collateral Agent and each other Lender Party shall, at the request and cost of the Company, take whatever action is necessary to release or re-assign (without recourse or warranty) the Security Assets from the Security.

27.2                        Reinstatement

Where any discharge (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise (without limitation), the liability of the Company under this Deed shall continue as if the discharge or arrangement had not occurred.  The Collateral Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

28.                               COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures (and seals, if any) on the counterparts were on a single copy of this Deed.

29.                               GOVERNING LAW

This Deed is governed by English law.

30.                               ENFORCEMENT

30.1                        Non-exclusive Jurisdiction of English courts

(a)                                  The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)                                 This clause 30 is for the benefit of the Lender Parties only.  As a result, no Lender Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender Parties may take concurrent proceedings in any number of jurisdictions.

30.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law the Company:

(a)                                  irrevocably appoints Evolving Systems Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Loan Document and accepts that appointment); and

(b)                                 agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Collateral Agent.  Failing this, the Collateral Agent may appoint another agent for this purpose.

The Company expressly agrees and consents to the provisions of this clause 30 and clause 29 (Governing law).

IN WITNESS of which this Deed has been duly executed by the Company as a deed and duly executed by the Collateral Agent and has been delivered on the date written at the beginning of this Deed.

SCHEDULE

The Initial Charged Securities

Name of company in which shares are held	Name of any nominee holder	Class of shares held	Number of shares held	Issued share capital
Evolving Systems Holdings Ltd	N/A	Ordinary	100	£100

EXECUTION PAGE

THE COMPANY

EXECUTED as a deed (but not delivered until	)
the date of this Deed) by	)
EVOLVING SYSTEMS HOLDINGS, INC.	)
acting by:	)

	Director	/s/Brian R. Ervine

	Secretary	/s/Anita T. Moseley

Address:	9777 Pyramid Court
Suite 100
Englewood
CO 80112

Facsimile no:	(303) 802-1138

Attention:	Anita Moseley
Senior Vice President)

THE COLLATERAL AGENT

EXECUTED as a deed by	)
CAPITALSOURCE FINANCE LLC	)
/s/Steven A. Museles
Address:	4445 Willard Avenue	Signature
12th Floor
Chevy Chase
Maryland 20815

Facsimile no:	(301) 841-2313

Attention:	Corporate Finance Group
Portfolio Manager)